SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 July 16, 2001
                                 -------------
                                 Date of report

                                 July 1, 2001
                                 ------------
                         Date of earliest event reported



                             PROTOSOURCE CORPORATION
                             -----------------------
               (Exact Name of Registrant as Specified in Charter)


         CALIFORNIA                   33-86242                   77-0190772
         ----------                   --------                   ----------
(State or Other Jurisdiction  (Commission File Number)        (IRS Employer
 of Incorporation)                                           Identification No.)



                          2300 Tulare Street, Suite 210
                            Fresno, California 93721
                    (Address of Principal Executive Offices)


                                 (559)-490-8600
                                 --------------
              (Registrant's telephone number, including area code)



                    ----------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2. Acquisition or Disposition of Assets

     On July 1, 2001, Protosource Corporation (the "Company"), disposed of substantially all of the assets of Suncoast Automation Inc., its wholly-owned subsidiary ("Suncoast"), to Dauphin Technology, Inc. ("Dauphin"), through Suncoast Acquisition Corp., a wholly owned subsidiary of Dauphin ("Suncoast Acquisition"). Suncoast is a provider of private, interactive cable systems, providing a bundled package of basic cable TV, premium programming, video games and high-speed Internet access to the extended stay hospitality industry. The disposition was made pursuant to an Asset Purchase Agreement by and among the Company, Dauphin, Suncoast, and Suncoast Acquisition. In exchange for the sale of these assets, Suncoast Acquisition paid the Company a purchase price of 766,058 shares of Dauphin common stock, valued at $1.1 million based on the closing bid price of $1.47 per share on June 29, 2001. This purchase price was based on an evaluation conducted by the Company of the financial condition, business operations and prospects of Suncoast, as negotiated in an arms' length transaction among unrelated and unaffiliated parties (as defined under Rule 144 promulgated by the Securities and Exchange Commission). The payment shares are restricted stock, for which Dauphin is obligated to file a resale registration statement prior to the thirtieth day following the filing of its Form 10-Q for the period ended June 30, 2001.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     2.1 Asset Purchase Agreement, by and among the Company, Suncoast Acquisition Corp., ProtoSource Corporation and Suncoast Automation Inc., dated July 1, 2001 (previously filed).

     2.2  ProForma Condensed Financial Statements




                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                          PROTOSOURCE CORPORATION
                                          -----------------------
                                          (Registrant)


Date: August 28, 2001                     /s/ William Conis
                                          -----------------
                                          William Conis
                                          Chief Executive Officer